                                                                    EXHIBIT 99.4





                        AGREEMENT OF LIMITED PARTNERSHIP

                                       of

                          ICOS-TEXAS BIOTECHNOLOGY L.P.





                                      among





                               ICOS-ET-LP LLC and

                        TEXAS BIOTECHNOLOGY CORPORATION,

                              as Limited Partners,

                                       and

                               ICOS-ET-GP LLC and

                                  TBC-ET, Inc.,

                              as General Partners.







                                 Effective as of

                                  June 6, 2000




[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS; INTERPRETATION....................................................................2
         1.1      Definitions............................................................................2
         1.2      Interpretation.........................................................................8
ARTICLE 2 GENERAL PROVISIONS.............................................................................8
         2.1      Name...................................................................................8
         2.2      Principal Place of Business; Registered Office and Agent...............................8
         2.3      Certificate of Limited Partnership.....................................................8
         2.4      Term...................................................................................9
         2.5      Purpose................................................................................9
                  2.5.1    Principal Purposes............................................................9
                  2.5.2    Commitment to [ * ]...........................................................9
         2.6      Title to Partnership Property.........................................................10
         2.7      Confidentiality.......................................................................10
         2.8      Press Releases........................................................................11
ARTICLE 3 CAPITAL.......................................................................................11
         3.1      Initial Capital Contributions.........................................................11
         3.2      [ * ] Contribution of Background Technology...........................................11
                  3.2.1    [ * ]........................................................................11
                  3.2.2    TBC's Initial [ * ] Capital Contribution of Background Technology............11
                           (a)      Transfer Pursuant to Endothelin License Agreement...................11
                           (b)      [ * ]...............................................................12
                           (c)      [ * ]...............................................................12
                           (d)      Basis Allocation....................................................12
                  3.2.3    Additional Capital Contributions [ * ].......................................12
         3.3      Management Committee Declared Capital Calls...........................................12
                  3.3.1    Capital Calls................................................................12
                  3.3.2    Defaulting Partner...........................................................12
         3.4      [ * ] Research Payments and Royalties.................................................13
         3.5      No Withdrawal of Capital; No Interest on Capital......................................13
ARTICLE 4 TAX PROVISIONS................................................................................13
         4.1      Maintenance of Capital Accounts.......................................................13
         4.2      Allocation of Profits.................................................................14
         4.3      Allocation of Losses..................................................................14
         4.4      Special Allocations...................................................................14
                  4.4.1    Minimum Gain Chargeback......................................................14
                  4.4.2    Partner Minimum Gain Chargeback..............................................15
                  4.4.3    Qualified Income Offset......................................................15
                  4.4.4    Gross Income Allocation......................................................15
                  4.4.5    Nonrecourse Deductions.......................................................16

[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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
                  4.4.6    Partner Nonrecourse Deductions...............................................16
                  4.4.7    Code Section 754 Adjustments.................................................16
                  4.4.8    Allocations Relating to Taxable Issuance of Interests........................16
         4.5      [ * ].................................................................................16
         4.6      Code Section 704(c) Allocations.......................................................16
         4.7      Other Allocations Rules...............................................................17
         4.8      Tax Matters Partner...................................................................17
ARTICLE 5 DISTRIBUTIONS OF CASH.........................................................................18
         5.1      Distributions.........................................................................18
                  5.1.1    Limitations..................................................................18
                  5.1.2    Amount of Distributions......................................................18
                  5.1.3    Timing of Distributions......................................................19
         5.2      Additional Limitations on Distributions...............................................19
         5.3      [ * ].................................................................................19
         5.4      Distribution to Pay Taxes.............................................................19
ARTICLE 6 MANAGEMENT AND OPERATION......................................................................19
         6.1      Management of the Partnership.........................................................19
                  6.1.1    General Partners.............................................................19
                  6.1.2    Limited Partners.............................................................20
         6.2      Appointment of Committee Members......................................................20
         6.3      Performance of Duties.................................................................20
         6.4      Devotion of Time......................................................................21
         6.5      Meetings of the Management Committee..................................................21
         6.6      Action by Committee Members Without a Meeting.........................................21
         6.7      Quorum and Voting at Meetings of Committee Members....................................21
         6.8      Officers; Teams/Committees............................................................22
         6.9      Internal Controls.....................................................................22
         6.10     Financial and Business Information and Tax Returns....................................23
         6.11     Bank Accounts.........................................................................23
         6.12     Independent Enterprise................................................................23
         6.13     Compensation..........................................................................23
         6.14     Fiduciary Duty........................................................................24
         6.15     Other Activities......................................................................24
         6.16     Noncompetition........................................................................24
         6.17     Conflicts of Interest.................................................................24
         6.18     Patents...............................................................................25
         6.19     Operations Outside the United States..................................................25
         6.20     Trademarks............................................................................25
         6.21     Responsible Party for Regulatory Purposes.............................................25
         6.22     Marketing, Co-Promotion and Sales.....................................................25
         6.23     Manufacturing.........................................................................25
         6.24     Regulatory Matters....................................................................26
ARTICLE 7 RIGHTS, OBLIGATIONS AND POWERS OF THE MEMBERS.................................................26

[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

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
         7.1      Compensation of Partners..............................................................26
         7.2      Services..............................................................................26
                  7.2.1    Types of Services............................................................26
                  7.2.2    Charges for Services.........................................................26
         7.3      Admission of Additional Partners......................................................27
ARTICLE 8 LIMITATION UPON LIABILITY; INDEMNIFICATION....................................................27
         8.1      Limitation Upon Liability of Limited Partners.........................................27
         8.2      Indemnification by Partnership........................................................27
ARTICLE 9 REPRESENTATIONS AND WARRANTIES................................................................28
         9.1      Representations and Warranties........................................................28
                  9.1.1    Organization and Existence...................................................28
                  9.1.2    Power and Authority..........................................................28
                  9.1.3    Authorization and Enforceability.............................................28
                  9.1.4    No Governmental Consents.....................................................28
                  9.1.5    No Conflict or Breach........................................................28
                  9.1.6    No Proceedings...............................................................29
                  9.1.7    No Endothelin Agents.........................................................29
         9.2      Additional Representations and Warranties of TBC......................................29
         9.3      Warranty of Statements................................................................29
         9.4      Survival of Representations and Warranties............................................30
ARTICLE 10 INDEMNIFICATION..............................................................................30
         10.1     Indemnification.......................................................................30
         10.2     Mechanism for Indemnification.........................................................30
ARTICLE 11 DISPUTE RESOLUTION...........................................................................31
         11.1     Dispute...............................................................................31
         11.2     Mediation.............................................................................31
ARTICLE 12 TRANSFERS OF MEMBERSHIP INTERESTS............................................................31
         12.1     Overall Restrictions..................................................................31
         12.2     Additional Restrictions on the Limited Partners.......................................32
                  12.2.1   Event Involving ICOS-LP......................................................32
                  12.2.2   Event Involving TBC..........................................................32
         12.3     Purchase Price and Payment Date.......................................................32
         12.4     Change in Control.....................................................................33
                  12.4.1   ICOS-LP......................................................................33
                  12.4.2   TBC..........................................................................33
                  12.4.3   Definition...................................................................33
         12.5     Admission of Substituted Partners.....................................................33
         12.6     Specific Performance..................................................................34
ARTICLE 13 SALE, DISSOLUTION AND LIQUIDATION............................................................34
         13.1     Events of Dissolution.................................................................34
         13.2     Final Accounting and Tax Returns......................................................35
         13.3     Liquidation...........................................................................35
         13.4     Distributions in Liquidation..........................................................35

[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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
         13.5     Deficit Capital Accounts..............................................................36
         13.6     Termination of Partnership and Agreement..............................................37
ARTICLE 14 ACCOUNTING AND REPORTS.......................................................................37
         14.1     Books and Records.....................................................................37
         14.2     Accounting Method.....................................................................38
         14.3     Fiscal Year...........................................................................38
         14.4     Reports; Tax Returns..................................................................38
         14.5     Required Governmental Filings.........................................................39
ARTICLE 15 GENERAL PROVISIONS...........................................................................39
         15.1     Notices...............................................................................39
         15.2     Waiver................................................................................40
         15.3     Severability..........................................................................41
         15.4     Waiver of Partition...................................................................41
         15.5     Further Assurances....................................................................41
         15.6     Governing Law.........................................................................41
         15.7     Counterparts..........................................................................41
         15.8     Limitation on Rights of Others........................................................41
         15.9     Successors and Assigns................................................................42
         15.10    Entire Agreement; Amendment...........................................................42
         15.11    Expenses..............................................................................42
         15.12    Construction..........................................................................42
         15.13    Disclaimer of Agency..................................................................42
         15.14    Rights and Remedies...................................................................42
         15.15    Attorneys' Fees.......................................................................43
EXHIBIT A ENDOTHELIN LICENSE AGREEMENT...................................................................1
EXHIBIT B RESEARCH AND DEVELOPMENT SERVICE AGREEMENT.....................................................1
EXHIBIT C PRESS RELEASE..................................................................................1
EXHIBIT D SCHEDULE OF [ * ] PAYMENTS.....................................................................1

[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          ICOS-TEXAS BIOTECHNOLOGY L.P.

         THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") of ICOS-TEXAS BIOTECHNOLOGY L.P. (the "Partnership") is entered into effective as of this 6th day of June 2000 (the "Effective Date") by and between ICOS-ET-LP LLC, a Washington limited liability company ("ICOS-LP"), and TEXAS BIOTECHNOLOGY CORPORATION, a Delaware corporation ("TBC"), as the Limited Partners; and ICOS-ET-GP LLC, a Washington limited liability company ("ICOS-GP"), and TBC-ET, Inc., a Delaware corporation ("TBC-GP"), as the General Partners. The Limited Partners and General Partners are referred to hereafter collectively as the "Partners."

                                    RECITALS

         A. TBC has conducted research, has developed and possesses certain existing proprietary patent rights, technical information, technology and know-how relating to Endothelin Agents and their ligands.

         B. The Partners believe that the aforementioned patent rights, information, technology and know-how will have important application to the development of products.

         C. The Partners formed the Partnership for the principal purpose of developing, manufacturing, producing and selling throughout the Territory on a commercial basis Endothelin Products.

         D. TBC intends to license to the Partnership its technology related to Endothelin Agents for use in the Field in partial consideration for a Partnership Interest in the Partnership as more fully set forth herein.

         E. ICOS-LP, ICOS-GP and TBC-GP each intend to contribute cash to the Partnership in consideration for Partnership Interests in the Partnership as more fully set forth herein.

         F. The Partners believe that it is in their best interest to set forth their mutual understanding with respect to, among other things, management and operation of the Partnership and the ownership and Transfer of the Partnership Interests.

         NOW, THEREFORE, in consideration of the mutual covenants of the parties, each to the other, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

                                    ARTICLE 1
                           DEFINITIONS; INTERPRETATION

1.1      DEFINITIONS

         Capitalized terms used herein shall have the following meanings:

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as provided in Title 6, Chapter 17 of the Delaware Code, Section 101 et. seq., as amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) Credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) Debit to such Capital Account the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5) and
1.704-l(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section
1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The direct or indirect ownership of [ * ] or, if smaller, the maximum allowed by applicable law, of the voting securities of a business entity or of an interest in the assets, profits or earnings of an Entity shall be deemed to constitute "control" of the Entity.

         "Agreement" means this Agreement of Limited Partnership, including all exhibits attached hereto, as originally executed and as amended from time to time.

         "Background Technology" shall have the meaning set forth in the Endothelin License Agreement. The Background Technology consists of proprietary technical information, technology and know-how, including patents, patent applications and copyrights, owned or controlled by TBC as of the Effective Date that relate to Endothelin Agents and that are required in the development, manufacture, production, use or sale of Endothelin Products. The


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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Background Technology is being licensed to the Partnership effective as of the
Effective Date pursuant to the Endothelin License Agreement.

         "Capital Account" means the capital account to be determined and maintained for each Partner pursuant to Section 4.1 throughout the existence of the Partnership, which shall be interpreted and applied in a manner consistent with Regulations Section 1.704-1(b).

         "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Partnership Interest held by such Partner reduced by the amount of any liabilities of such Partner assumed by the Partnership in connection with such Capital Contribution or that is secured by any property contributed by such Partner as a part of such Capital Contribution.

         "Certificate of Limited Partnership" has the meaning set forth in
Section 2.3.

         "Chair" means the chairperson of the Management Committee as appointed in Section 6.2.

         "Change in Control" has the meaning set forth in Section 12.4.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee Member" means a person appointed to the Management Committee pursuant to Article 6.

         "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes as of the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

         "Effective Date" means the effective date of this Agreement as indicated in the first paragraph hereof.

         "Endothelin Agent" [ * ].


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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         "Endothelin License Agreement" means the license agreement to be entered into between the Partnership and TBC as of the Effective Date, a copy of which is attached hereto as Exhibit A.

         "Endothelin Products" means [ * ].

         "Endothelin Receptor" means [ * ].

         "Endothelin Technology" shall have the same meaning as "Partnership Technology" as set forth in the Research and Development Service Agreement.

         "Entity" means any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, estate, business trust, cooperative or association or any other organization that is not a natural Person.

         "EtRAs" means [ * ].

         "Event of Withdrawal of a General Partner" means an event that causes a Person to cease to be a general partner as provided in Section 17-402 of the Act.

         "Field" means [ * ].

         "Fiscal Year" has the meaning set forth in Section 14.3.

         "General Partners" means ICOS-GP and TBC-GP and all other Persons admitted as additional or substituted general partners pursuant to this Agreement, so long as they remain general partners.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Management Committee, provided that the initial Gross Asset Value of the assets contributed to the Partnership pursuant to Article 3 shall be as set forth in such Article;

                  (b) The Gross Asset Values of Property shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times: (i) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an Interest; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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shall be made only if the Management Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (c) The Gross Asset Value of any Property distributed to any Partner shall be adjusted to equal the gross fair market value of such Property on the date of distribution as determined by the distributee and the Management Committee; and

                  (d) The Gross Asset Values of Property shall be increased
(or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m) and Section 4.1 hereof; provided, however, that the Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Management Committee determines that an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Gross Asset Value shall thereafter be used for purposes of calculating Depreciation with respect to such asset for purposes of determining Profits and Losses.

         "ICOS Partners" means ICOS-LP and ICOS-GP collectively.

         [ * ]

         "IRS" means the Internal Revenue Service of the U.S. Department of the Treasury.

         "Limited Partners" means ICOS-LP and TBC and all other Persons admitted as additional or substituted limited partners pursuant to this Agreement, so long as they remain limited partners.

         "Management Committee" means the Management Committee established in accordance with Section 6.1.

         [ * ]

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.704-2(b)(3).

         "Partner Nonrecourse Debt" has the meaning of "partner nonrecourse debt" set forth in Regulations Section 1.704-2(b)(4).


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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         "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partners" means the General Partners and the Limited Partners or their respective successors and permitted assigns.

         "Partnership" means ICOS-Texas Biotechnology L.P. formed pursuant to the Certificate of Limited Partnership and governed by this Agreement.

         "Partnership Interest" or "Interest" means the interest in the Partnership representing each Partner's percentage ownership in, and share of Profits and Losses of, and the right to receive distributions under Sections 5.1 and 13.4 from, the Partnership.

         "Partnership Minimum Gain" has the meaning of "partnership minimum gain" set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

         "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

         "Profits" and "Losses" mean the net taxable income and net tax loss of the Partnership computed for each Fiscal Year or other relevant period, as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this clause (a) shall be added to such taxable income or loss;

                  (b) Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) (including expenditures treated as described in Code
Section 705(a)(2)(B) under Regulations Section 1.704-l(b)(2)(iv)(i)), and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

                  (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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                  (d) Gain or loss resulting from any disposition of
Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the terms hereof;

                  (f) To the extent an adjustment to the adjusted tax basis of any Property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of the Partner's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the Property and shall be taken into account for purposes of computing Profits or Losses; and

                  (g) Notwithstanding any other provisions of this Agreement, any items that are specially allocated by the Partnership pursuant to
Section 4.4 or 4.5 shall not be taken into account in computing Profits or Losses. The amount of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.4 and 4.5 shall be determined by applying rules analogous to those set forth in this definition of Profits and Losses.

         "Property" means any real, personal, tangible or intangible property contributed to or purchased, developed or otherwise acquired and owned by the Partnership, including any improvements thereto.

         "Regulations" means the income tax regulations promulgated under the Code, as such regulations are amended from time to time (including corresponding provisions of succeeding regulations).

         "Research and Development Service Agreement" means the agreement to be entered into among the Partnership, ICOS Corporation and TBC as of the Effective Date, a copy of which is attached hereto as Exhibit B.

         [ * ]

         "TBC Partners" means TBC and TBC-GP collectively.

         "Territory" means [ * ].

         "Transfer" means any sale, assignment, exchange, pledge, encumbrance or any other disposition of all or any part of a Partnership Interest, whether voluntary or involuntary.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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1.2      INTERPRETATION

         (a) When required by the context, the singular includes the plural and vice versa, and the masculine includes the feminine and neuter genders, and vice versa;

         (b) Except as otherwise specifically indicated, all references in this Agreement to "Exhibits," "Schedules," "Articles," "Sections" and other subdivisions are to the corresponding Exhibits, Schedules, Articles, Sections or subdivisions of this Agreement as they may be amended from time to time; and

         (c) Headings set forth in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                                    ARTICLE 2
                               GENERAL PROVISIONS

2.1      NAME

         The name of the Partnership shall be ICOS-Texas Biotechnology L.P. All business of the Partnership shall be conducted under such name and under such variations thereof as the General Partners deem necessary or appropriate to comply with the requirements of law in any jurisdiction in which the Partnership may elect to do business.

2.2      PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT

         (a) The address and principal place of business of the Partnership shall be 1209 Orange Street, Wilmington, DE 19801, or at such other place as the Management Committee may from time to time determine.

         (b) The registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, DE 19801. The registered agent of the Partnership to accept service of process is The Corporation Trust Company.

2.3      CERTIFICATE OF LIMITED PARTNERSHIP

         The Partners shall form the Partnership under and pursuant to the Act by filing a Certificate of Limited Partnership for the Partnership (the "Certificate of Limited Partnership") with the Secretary of State of the State of Delaware.

2.4      TERM

         The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware and shall continue until dissolved in accordance with Article 13.


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2.5      PURPOSE

         2.5.1    PRINCIPAL PURPOSES

                  The purposes of the Partnership are to engage in the business of developing, manufacturing, producing, promoting and selling throughout the Territory within the Field Endothelin Products, to otherwise exploit the Endothelin Technology for commercial purposes by whatever means and to do all things necessary, appropriate or advisable in furtherance thereof. [ * ] The Partnership shall not engage in any other business or activity without the unanimous written agreement of the General Partners.

         2.5.2    COMMITMENT TO [ * ]

                  The Partners agree that they will use commercially reasonable best efforts under the Research and Development Service Agreement to cause the Partnership to accomplish the following goals [ * ]

                           [ * ]

                  The Partners agree to commit the personnel, and create development plans under the Research and Development Service Agreement and to make Capital Contributions to the Partnership hereunder consistent with the obligations hereunder to cause the Partnership to accomplish these goals [ * ] provided, however, that it is recognized and agreed that the General Partners may agree to change these goals and/or the time necessary to achieve these goals and that no party will be in breach of this Section 2.5.2 if either goal cannot be reasonably accomplished due to scientific, safety, efficacy, CMC or regulatory developments.

                  In the event that either goal is not attained within [ * ] of the Effective Date and a dispute arises between the General Partners concerning [ * ] the Dispute shall be resolved in accordance with the terms and provisions of this Section 2.5.2. No party shall have the right to litigate the Dispute in any court, state or federal.

                  [ * ]

2.6      TITLE TO PARTNERSHIP PROPERTY

         The Property shall be owned solely by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any of the Property.

2.7      CONFIDENTIALITY

         (a) Each Partner agrees (i) to take all reasonable precautions and to use its best efforts to maintain the confidentiality of all Confidential Information that such Partner or any of its


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Affiliates (the "Recipient") obtains in respect to any other Partner, the
Partnership or any of their Affiliates (the "Disclosing Partner") and (ii) not to use or disclose such Confidential Information to any third parties other than as permitted by Section 2.7(b). For purposes of this Section 2.7, "Confidential Information" means all proprietary or confidential information owned or provided by a Disclosing Partner, including, but not limited to, proprietary or confidential information provided under the two Confidential Disclosure Agreements (CDAs) dated [ * ] and [ * ] between ICOS Corporation and TBC regarding confidential information, other than information that (A) was previously known to the Recipient (other than from a Disclosing Partner), or (B) is available or, without the fault of the Recipient (other than the Partnership) becomes available to the general public, or (C) is lawfully received by the Recipient without an obligation of confidentiality from a third party that, to the Recipient's knowledge, is not bound by any obligation of confidentiality. The disclosure of Confidential Information shall not constitute any grant of any license or any other rights or generate any business arrangements unless specifically set forth herein or in another agreement.

         (b) A Recipient may disclose Confidential Information (i) with the prior written consent of the Disclosing Partner, (ii) to appropriate regulatory authorities, attorneys and accountants and pursuant to any order of a court, administrative agency or other governmental authority, or (iii) to take any lawful action that it deems necessary to protect its interests or the interests of its Affiliates under, or to enforce compliance with the terms and conditions of, this Agreement; provided, however, that in the event a Recipient may become legally compelled to disclose any Confidential Information it will promptly consult with the Disclosing Partner as to the reasons for such disclosure and will afford the Disclosing Partner a reasonable opportunity to obtain a protective order as to such information and will use reasonable efforts to obtain reliable assurance that the information disclosed will be treated confidentially.

         (c) This Section 2.7 shall supersede and cancel the two
Confidential Disclosure Agreements (CDAs) dated [ * ] and [ * ] between ICOS Corporation and TBC regarding confidential information.

         (d) This Section 2.7 shall survive this Agreement and shall continue in full force and effect for a period of five (5) years after the dissolution of the Partnership.

2.8      PRESS RELEASES

         Attached hereto as Exhibit C is a form of press release that the Partners intend to release upon execution of this Agreement or shortly thereafter. All future press releases by any Partner relating to the subject matter of this Agreement and related agreements shall be approved in advance by each Partner after written notice of such press release is given to the other Partners, except to the extent the press release is required by law in the opinion of legal counsel to the Partner or the substance thereof has been previously reviewed and released by the Partners or is


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in the public domain through no fault of the releasing Partner. The content and timing of any notice of any future press release shall be reasonable under the circumstances.

                                    ARTICLE 3
                                     CAPITAL

3.1      INITIAL CAPITAL CONTRIBUTIONS

         Within ten (10) days of the Effective Date, (a) ICOS-GP shall make a [ * ] Capital Contribution to the Partnership of [ * ], (b) TBC-GP shall make a [ * ] Capital Contribution to the Partnership of [ * ], (c) ICOS-LP shall make a [ * ] Capital Contribution to the Partnership of [ * ], and (d) TBC shall make a Capital Contribution to the Partnership of [ * ] in the manner described in
Section 3.2.2(a) (collectively, the "Initial Capital Contributions"). In exchange for their [ * ] contributions, ICOS-GP and TBC-GP will each receive a one-tenth of one percent (0.1%) Partnership Interest. The Partnership Interests of ICOS-LP and TBC are described below.

3.2      [ * ] CONTRIBUTION OF BACKGROUND TECHNOLOGY

         3.2.1    [ * ]

                  In exchange for its [ * ] Initial Capital Contribution, ICOS-LP shall receive a forty-nine and nine-tenths percent (49.9%) Partnership Interest and shall have an initial Capital Account balance equal to [ * ]

         3.2.2    TBC'S INITIAL [ * ] CAPITAL CONTRIBUTION OF BACKGROUND
                  TECHNOLOGY

                  (a)      TRANSFER PURSUANT TO ENDOTHELIN LICENSE AGREEMENT

                           TBC shall transfer to the Partnership the Endothelin
License Agreement pursuant to which the Partnership (as licensee) shall receive a license to the Background Technology. Notwithstanding the use of the Endothelin License Agreement to effect the transfer, the parties agree that TBC has transferred ownership, for U.S. federal income tax purposes, of the Background Technology that is licensed exclusively to the Partnership.

                  (b)      [ * ]

                  (c)      [ * ]

                           In exchange for its Initial Capital Contribution, TBC
shall receive: (i) the [ * ] and (ii) a forty-nine and nine-tenths percent (49.9%) Partnership Interest and shall have an initial Capital Account balance of [ * ]


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                  (d)      BASIS ALLOCATION

                           [ * ]

         3.2.3    ADDITIONAL CAPITAL CONTRIBUTIONS [ * ]

                  ICOS-LP shall make additional Capital Contributions of up to [
* ] in the aggregate in accordance with the terms of Exhibit D attached hereto (each such payment, a [ * ]. Upon ICOS-LP's making each [ * ], ICOS-LP's Capital Account balance shall be increased by the dollar amount of such payment. [ * ]

3.3      MANAGEMENT COMMITTEE DECLARED CAPITAL CALLS

         3.3.1    CAPITAL CALLS

                  Upon each party's contribution of its Initial Capital Contributions as required in Sections 3.1, the Management Committee, in its sole discretion, may from time to time require each Limited Partner to make additional Capital Contributions to the Partnership to fund activities (a "Capital Call"). To make a Capital Call, the Management Committee shall give written notice to each Limited Partner at least ninety (90) business days prior to the due date for making such additional Capital Contribution. Such notice shall contain the following information: (a) the total capital to be contributed; (b) the amount owed by each Limited Partner; and (c) the date on which such amount is due (the "Due Date"). Each Limited Partner shall be required to contribute only an amount of the Capital Call equal to such Partner's percentage ownership interest in the Partnership relative to the ownership interests owned by all Limited Partners, and shall fund its Capital Contributions in cash.

         3.3.2    DEFAULTING PARTNER

                  If a Limited Partner (the "Defaulting Partner") does not contribute all of its respective share of any Capital Call (the difference between its share and the amount contributed, the "Default Amount") on or before the Due Date, the Partnership shall, [ * ]

3.4      [ * ] RESEARCH PAYMENTS AND ROYALTIES

         [ * ]

3.5      NO WITHDRAWAL OF CAPITAL; NO INTEREST ON CAPITAL

         No Partner shall be entitled to withdraw or demand the return of any part of such Partner's Capital Contributions, except as provided in Section
3.3.2 or Article 13. No Partner shall have the right to receive interest on its Capital Contribution or its Capital Account.


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                                    ARTICLE 4
                                 TAX PROVISIONS

4.1      MAINTENANCE OF CAPITAL ACCOUNTS

         A Capital Account shall be established and maintained for each Partner in accordance with the following provisions:

                  (a) Each Partner's Capital Account shall be increased by
(i) the amount of such Partner's Capital Contribution, (ii) such Partner's allocable share of Profits and any items of the nature of income or gain that are specially allocated pursuant to Section 4.4 or 4.5, and (iii) the amount of any Partnership liabilities assumed by such Partner or that are secured by any Property distributed to such Partner. [ * ]

                  (b) Each Partner's Capital Account shall be decreased by
(i) the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner's distributable share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 4.4 or 4.5, and (iii) the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

                  (c) Upon the Transfer of all or part of an Interest, the Capital Account of the transferor that is attributable to the transferred Interest shall carry over to the transferee Partner in accordance with the provisions of Regulations Section 1.704-l(b)(2)(iv)(1), except as otherwise required to satisfy Regulations Section 1.704-l(b) in connection with a termination of the Partnership.

                  (d) In determining the amount of any liability for purposes of maintaining Capital Accounts for the Partners, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

         In the event the Management Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Partnership or the Partners), are computed in order to comply with the Code and the Regulations, the Management Committee may make such modification, provided that it is not likely to have any material effect on the amounts distributable to any Partner pursuant to Article 13 upon the dissolution of the Partnership. The Management Committee also shall make (i) any adjustments that are necessary or appropriate to maintain equality between (A) the Capital Accounts of the Partners and (B) the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) any appropriate modifications


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
in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

4.2      ALLOCATION OF PROFITS

         After giving effect to the special allocations set forth in Sections
4.4 and 4.5, Profits for any Fiscal Year shall be allocated among the Partners in proportion to their respective Partnership Interests.

4.3      ALLOCATION OF LOSSES

         After giving effect to the special allocations set forth in Sections
4.4 and 4.5, Losses for any Fiscal Year shall be allocated among the Partners in proportion to their respective Partnership Interests.

4.4      SPECIAL ALLOCATIONS

         The following special allocations shall be made in the following order and priority:

         4.4.1    MINIMUM GAIN CHARGEBACK

                  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 4, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and if necessary subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.4.1 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         4.4.2    PARTNER MINIMUM GAIN CHARGEBACK

                  Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 4, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner


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Nonrecourse Debt, determined in accordance with Regulations Section
1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.4.2 is intended to comply with the minimum gain chargeback requirement in Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         4.4.3    QUALIFIED INCOME OFFSET

                  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 4.4.3 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4 have been tentatively made as if this Section 4.4.3 were not in this Agreement.

         4.4.4    GROSS INCOME ALLOCATION

                  In the event any Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (a) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and
(b) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.4.4 shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 4 have been made as if Section
4.4.3 and this Section 4.4.4 were not in this Agreement.

         4.4.5    NONRECOURSE DEDUCTIONS

                  Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Partners in proportion to their Partnership Interests.

         4.4.6    PARTNER NONRECOURSE DEDUCTIONS

                  Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Nonrecourse Debt to which such Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).


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         4.4.7    CODE SECTION 754 ADJUSTMENTS

                  In the event a Partnership Interest is Transferred or Property is distributed to a Partner, the Management Committee shall, upon the written request of any General Partner, elect to cause the basis of the Property to be adjusted for federal income tax purposes under Sections 734, 743 and 754 of the Code. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and such gain or loss shall be specially allocated to the Partners in accordance with their Interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations
Section 1.704-1(b)(2)(iv)(m)(4) applies.

         4.4.8    ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF INTERESTS

                  Income, gain, loss or deduction, if any, realized by the Partnership as a direct or indirect result of the issuance of an Interest by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the Capital Account balance for each Partner for any Fiscal Year is equal to the Capital Account balance that would have been maintained for such Partner for such Fiscal Year had the Partnership not realized the Issuance Items.

4.5      [ * ]

4.6      CODE SECTION 704(C) ALLOCATIONS

         In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners, solely for federal income tax purposes, so as to take account of any variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with this Agreement). Such allocations shall be consistently made in accordance with the [
* ] as provided in Regulations Section 1.704-3(c); provided that such [ * ] shall be limited exclusively to TBC's proportionate share of items of tax depreciation and amortization deductions attributable to those portions of the Background Technology [ * ].

         In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the terms of this Agreement other than as a result of [ * ], subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a


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manner determined by the Management Committee consistent with Code Section
704(c) and Regulations promulgated thereunder.

4.7      OTHER ALLOCATIONS RULES

         (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Management Committee using any permissible method under Code Section 706 and the Regulations thereunder.

         (b) Except as otherwise provided in Section 4.6 with respect to allocations pursuant to Code Section 704(c), for federal income tax purposes, all allocations of Partnership income, gain, loss or deduction shall be made in a manner that is consistent with the allocation of Profits and Losses pursuant to this Article 4. The Partners are aware of the income tax consequences of the allocations of this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their allocable shares of Partnership income and loss for income tax purposes.

         (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits shall be equal to their respective Partnership Interests.

4.8      TAX MATTERS PARTNER

         (a) ICOS-GP shall be the "tax matters partner" (the "Tax Matters Partner") for the Partnership within the meaning of Code Section 6231(a)(7).

         (b) The Tax Matters Partner shall notify and provide copies to the other Partners within five (5) business days (or as soon as reasonably practicable thereafter) of any communication received from any governmental authority regarding any proposed or existing audit, administrative or judicial proceeding, request for information, preliminary discussion or any other formal or informal communication regarding any tax matters pertaining to the Partnership or any Partner. In addition to and not in limitation of the foregoing, the Tax Matters Partner shall request, pursuant to Code Section 6223, that the other Partners receive notice from the IRS regarding any proceedings or adjustments. The Tax Matters Partner shall consult with the other Partners concerning all tax matters and shall not take any action in connection with any audit or proceeding, or enter into any agreement with the IRS, that may adversely affect the other Partners without their express prior written consent.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Tax Matters Partner shall assure that for the first tax period of its operations and all subsequent periods of its operation (unless the Partners have mutually agreed otherwise) the Partnership shall have in effect an election under Code Section 754 and all applicable regulations thereunder.


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
                                    ARTICLE 5
                              DISTRIBUTIONS OF CASH

5.1      DISTRIBUTIONS

         5.1.1    LIMITATIONS

                  Except as provided in Sections 5.3 and 5.4, no distributions shall be made until the [ * ].

         5.1.2    AMOUNT OF DISTRIBUTIONS

                  Upon meeting the requirements of Section 5.1.1, the Management Committee shall attempt to minimize the amount of cash and cash equivalents held by the Partnership yet maintain sufficient funds to operate the Partnership in accordance with the purposes of the Partnership as stated in Section 2.5. The Management Committee shall cause the Partnership to distribute on each Distribution Date, as defined in Section 5.1.3, all amounts that the Management Committee determines are not necessary to sustain operations of the Partnership through the following December 31 (the "Distributable Cash"). To determine the amount of Distributable Cash, the Management Committee shall, prior to each Distribution Date, determine the amount of funds necessary to sustain operations of the Partnership through the following December 31 (the "Retained Funds") based on compliance with an annual operating plan to be developed by the Management Committee and in consideration of other forecasts. The Retained Funds shall be that amount of capital necessary to run the business through the following December 31 considering: [ * ].

         5.1.3    TIMING OF DISTRIBUTIONS

                  Upon meeting the requirements in Section 5.1.1 and considering the objectives set forth in Section 5.1.2, on or before June 30 and December 31 of each year (the "Distribution Dates"), the Management Committee shall cause the Partnership to distribute the Distributable Cash expected to be on hand on such dates (or such other amount as determined by the Management Committee) to the Partners in proportion to their respective Partnership Interests.

5.2      ADDITIONAL LIMITATIONS ON DISTRIBUTIONS

         Except as provided in Section 5.3, no distribution shall be made if it would render the Partnership insolvent or compromise its ability to operate. Further, the Management Committee shall not distribute any Property in kind except upon liquidation of the Partnership.


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
5.3      [ * ]

5.4      DISTRIBUTION TO PAY TAXES

         Notwithstanding Section 5.1 but subject to the limitations on distributions under Section 5.2, in the event a Partner is allocated an amount of taxable income for a Fiscal Year (other than the Fiscal Year of the Partnership's liquidation) in excess of such Partner's proportionate share of the Partnership's entire taxable income for such year, the Partnership shall timely distribute to such Partner an amount equal to the effective federal, state and local income taxes (based on the highest applicable rates in such year) that would be paid by a corporation recognizing such excess taxable income. Such distribution shall reduce the Capital Account of the recipient Partner, but shall not otherwise reduce such Partner's interest in any other Partnership attribute.

                                    ARTICLE 6
                            MANAGEMENT AND OPERATION

6.1      MANAGEMENT OF THE PARTNERSHIP

         6.1.1    GENERAL PARTNERS

                  The General Partners, acting jointly, shall have the exclusive management and control of the affairs of the Partnership and shall have all the rights and powers of general partners as provided in the Act and as otherwise provided by law. The General Partners shall exercise their Partnership management responsibilities through a Management Committee (the "Management Committee"). Unless expressly and duly authorized in writing to do so by the Management Committee, no individual General Partner shall (a) have any power or authority to bind or act on behalf of the Partnership in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose or (b) delegate any of its power or authority granted under this Agreement to any Person.

         6.1.2    LIMITED PARTNERS

                  No Limited Partner shall take part in the management or control of the business of the Partnership nor transact any business in the name of the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have the power or the authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner shall have any power or authority with respect to the Partnership except insofar as the consent of any Limited Partner shall be expressly required by the Act or by this Agreement.


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6.2      APPOINTMENT OF COMMITTEE MEMBERS

         The business of the Partnership shall be conducted in accordance with the policies, decisions, guidelines and budgets made or approved by the Management Committee. The Management Committee shall be composed of six (6) Committee Members, three (3) of which shall be designated by ICOS-GP (the "ICOS-GP Committee Members") and three (3) of which shall be designated by TBC-GP (the "TBC-GP Committee Members"). ICOS-GP may remove any ICOS-GP Committee Member or fill any vacancy created by the resignation, death or disability of an ICOS-GP Committee Member and determine the effective date of such replacement. TBC-GP may remove any TBC-GP Committee Member or fill any vacancy created by the resignation, death or disability of a TBC-GP Committee Member and determine the effective date of such replacement. The number of Committee Members cannot be decreased or increased without the unanimous written consent of the General Partners. The Management Committee shall appoint one Committee Member to serve as Chair, who shall serve in such capacity for a term of two (2) years. The Management Committee shall attempt to alternate between appointing a ICOS-GP Committee Member and an TBC-GP Committee Member as Chair in each succeeding term; provided, however, a Committee Member may serve consecutive terms if so appointed by the Management Committee.

6.3      PERFORMANCE OF DUTIES

         Each Committee Member shall perform his or her managerial duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Partnership and its Partners, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, the Committee Members shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, of the following persons or groups, unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Committee Member acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

                  (a) one or more officers, employees or other agents of the Partnership or a Partner whom the Committee Member reasonably believes to be reliable and competent in the matters presented; or

                  (b) any attorney, independent accountant or other person as to matters that the Committee Member reasonably believes to be within such person's professional or expert competence.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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6.4      DEVOTION OF TIME

         A Committee Member is not obligated to devote all of his or her time or business efforts to the affairs of the Partnership. A Committee Member shall devote whatever time, effort and skill as he or she deems appropriate for the operation of the Partnership.

6.5      MEETINGS OF THE MANAGEMENT COMMITTEE

         The Management Committee shall meet at least once every quarter. In addition, the Management Committee shall meet upon the request of any Committee Member made to the Chair. Committee Members may participate in meetings by means of audio or video conferencing equipment through which all Committee Members participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting. Meetings shall be held at such place and time as agreed to by the Management Committee. The Chair shall provide at least five (5) business days' advance written notice and an agenda of each meeting of the Management Committee to each Committee Member, unless a Committee Member waives the advance notice requirement with respect to that Committee Member. Records of proceedings of the Management Committee shall be prepared by the Chair and shall be subject to the approval of the Management Committee.

6.6      ACTION BY COMMITTEE MEMBERS WITHOUT A MEETING

         Any action that could be taken at a meeting of the Management Committee may be taken without a meeting if [ * ].

6.7      QUORUM AND VOTING AT MEETINGS OF COMMITTEE MEMBERS

         (a) Quorum. [ * ] shall constitute a quorum of the Management Committee for the transaction of business.

         (b) Voting. Except as provided in Section 6.7(c), any management decision shall require the approval of the Management Committee, which approval shall exist only upon the affirmative vote of [ * ] at a meeting of the Management Committee at which a quorum is present.

         (c) Established Policies. The Management Committee may establish policies and procedures for conducting the normal business of the Partnership and may delegate to representatives, as approved by the General Partners, the authority to take actions in accordance with those policies and procedures; provided, that the following actions will in any event require Management Committee approval as provided in Section 6.7(b):

                  (i)  Any lending or borrowing of money by the Partnership;


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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                  (ii)  The acquisition, mortgage, pledge, sale, assignment, transfer, license, sublicense or other disposition of any property of the Partnership having a fair market value in excess of [ * ] by the Partnership (other than in connection with the sale of products and services in the ordinary course of its business) or of any interest (regardless of value) in the legal or beneficial ownership of any other corporation or enterprise;

                  (iii) The adoption of a business plan or annual capital, operating and development plans and budgets, including any material modification thereof ("Business Documents"); and

                  (iv) Any capital expenditure in excess of [ * ] by the Partnership.

6.8      OFFICERS; TEAMS/COMMITTEES

         The Management Committee may, but is not required to, establish officers of the Partnership and prescribe the duties of such officers. The officers of the Partnership shall be chosen by, and shall serve at the pleasure of, the Management Committee, and shall hold their respective offices until their resignation, removal or other disqualification from service in a manner determined by the Management Committee, or until their respective successors shall be elected. The Management Committee may, but is not required to, establish such teams or sub-committees composed of representatives from the Partners or otherwise and delegate to such teams or committees such authority, duties and responsibilities as it deems appropriate. To assist the Management Committee in performing its authorized management duties, the Management Committee expects to establish a "Joint Venture Operating Team," composed of individuals appointed by the Management Committee, each of whom shall serve for one (1) year terms and be subject to reappointment by the Management Committee. The Joint Venture Operating Team shall perform such functions as directed by the Management Committee.

6.9      INTERNAL CONTROLS

         The Management Committee shall conduct the business of the Partnership at all times in accordance with high standards of business ethics and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with general or specific authorizations granted by the General Partners and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to permit preparation of all tax returns and to maintain accountability for assets as set forth in Section 14.1.

6.10     FINANCIAL AND BUSINESS INFORMATION AND TAX RETURNS

         The Management Committee shall make available to all General Partners on a regular basis, and as reasonably requested, all such information and/or documents (including Business Documents as defined in Section 6.7(c)(iii)) as may be required to permit the Management


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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
Committee and the General Partners, as the case may be, to make informed judgments with respect to all matters concerning the Partnership of interest to them.

6.11     BANK ACCOUNTS

         All funds of the Partnership shall be deposited in the name of the Partnership in such bank accounts as shall be determined by the Management Committee. No withdrawals for cash may be made in excess of [ * ] at any one time. Any payment from the accounts may be made or authorized only by an individual who is so authorized by the Management Committee and approved by the General Partners; provided, however, that the [ * ] (b) for the purpose of making any payments to any Partner or its Affiliate. The funds of the Partnership shall not be commingled with the funds of any other Person, and neither the Management Committee nor the General Partners shall employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership. The General Partners shall not make deposits into or issue any checks against the Partnership bank accounts without full, proper and complete supporting records.

6.12     INDEPENDENT ENTERPRISE

         The Partners agree to cause the Partnership at all times to be conducted as an independent enterprise for profit. Except as otherwise agreed to by the General Partners in writing or provided herein, all commercial transactions between the Partnership and any Partner (or its Affiliates) shall be conducted on an arm's-length basis with neither granting to the other terms or conditions more favorable than would be accorded unrelated third parties, except as the General Partners otherwise agree in writing prior to such transactions.

6.13     COMPENSATION

         No Committee Member shall be entitled to compensation from the Partnership for services rendered to the Partnership as Committee Member, except that the Partnership shall reimburse each Committee Member for reasonable out-of-pocket expenses incurred by the Committee Member in connection with the Partnership's business. The previous sentence, however, shall not preclude any Committee Member from serving the Partnership in any other capacity and receiving compensation therefor.

6.14     FIDUCIARY DUTY

         Each General Partner, Committee Member and officer shall all have the fiduciary responsibility for the safekeeping and use of all funds and assets (including records) of the Partnership, whether or not in immediate possession or control, for the exclusive benefit of the Partnership and its Partners.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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6.15     OTHER ACTIVITIES

         The Partners may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, other than for the purpose of development, manufacture, production and sale of Endothelin Products in the Territory.

6.16     NONCOMPETITION

         Other than pursuant to the Research and Development Service Agreement, until dissolution of the Partnership in accordance with Article 13 or purchase of the Partner's Interest in accordance with this Agreement, no Partner shall, and each Partner shall cause its Affiliates not to, [ * ].

6.17     CONFLICTS OF INTEREST

         The Committee Members who represent any General Partner referred to in
Section 6.2 (the "Interested Partner") shall not be entitled to vote on any matter that involves (a) a claim by the Partnership against the Interested Partner or an Affiliate of the Interested Partner; (b) a claim by the Interested Partner or its Affiliate against the Partnership; (c) the declaration by the Partnership of a default under any agreement between the Partnership and the Interested Partner or its Affiliate; (d) the exercise by the Partnership of any right to terminate any agreement between the Partnership and the Interested Partner or its Affiliate based on a default thereunder; (e) the negotiation of any new agreements to be entered into by the Partnership and such Interested Partner or its Affiliate; or (f) any and all disputes between the Partnership and the Interested Partner or its Affiliate. As to matters where the representatives of a Partner are not entitled to vote, the representatives of the other Partner who are not disqualified may exercise the powers of the Management Committee in accordance with, and subject to the other provisions of, this Agreement. Notwithstanding the foregoing, however, no claim shall be asserted by the Partnership or by an Interested Partner (or its Affiliate) against the other, and no default shall be declared by the Partnership or an Interested Partner (or its Affiliate) with respect to the other, unless such claim or dispute cannot be resolved either by the approval of the Management Committee as provided under Section 6.7 or under Article 11.

6.18     PATENTS

         The Partnership will undertake to [ * ].

6.19     OPERATIONS OUTSIDE THE UNITED STATES

         It is expected that structures for doing business outside the United States in the Territory will be created to enable the achievement of the purposes set forth in Section 2.5. In establishing the structures, the following principles and objectives will serve as guidelines:


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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
                  (a) [ * ]

                  (b) [ * ]

                  (c) [ * ]

                  (d) [ * ]

6.20     TRADEMARKS

         At or shortly after formation the Partners will grant the Partnership a nonexclusive, royalty free, worldwide license to use the Limited Partners' names and logos in the name of the Partnership and with the Partnership's products, product literature (including promotional materials) and services, subject to the terms of reasonable trademark licenses to be negotiated in good faith.

6.21     RESPONSIBLE PARTY FOR REGULATORY PURPOSES

         No later than the [ * ], the Management Committee shall identify a responsible party and his/her foreign equivalents for the Partnership for the purposes of meeting health authority requirements. This person will be considered the most responsible individual within, or on behalf of, the Partnership for regulatory purposes.

6.22     MARKETING, CO-PROMOTION AND SALES

         The Partnership shall establish a marketing and sales plan(s) [ * ].

6.23     MANUFACTURING

         The Partnership shall make necessary arrangements to ensure [ * ].

6.24     REGULATORY MATTERS

         The Partnership shall use commercially reasonable efforts to [ * ].

                                    ARTICLE 7
                  RIGHTS, OBLIGATIONS AND POWERS OF THE MEMBERS

7.1      COMPENSATION OF PARTNERS

         Except as may be specifically provided in this Agreement or in any other written agreement, no Partner shall receive any salary, fee or draw for services rendered to or on behalf of the Partnership.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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7.2      SERVICES

         7.2.1    TYPES OF SERVICES

                  The General Partners and their Affiliates expect to provide the Partnership with business management, accounting and financial support services in connection with the daily operation of the Partnership's business, including operating and sales services, in the United States and potentially throughout the rest of the Territory. Both General Partners or their Affiliates are expected to provide the Partnership with legal advice and related support services in connection with filing of patent applications, protection of intellectual property and support of litigation related to intellectual property matters and with such other services as the Partnership may require and the General Partners may agree to provide. The foregoing services that are expected to be provided to the Partnership shall be subject to the terms of reasonable service agreements to be negotiated in good faith.

         7.2.2    CHARGES FOR SERVICES

                  Services supplied to the Partnership by the General Partners or their Affiliates may be charged on the following basis:

                           (a) Each General Partner may charge the Partnership
[ * ].

                           (b) If a General Partner retains a third party to
provide consulting or other services to the Partnership, the General Partner may charge the Partnership for providing such services in the amount that the third party charges the General Partner, provided such charges are reasonable.

7.3      ADMISSION OF ADDITIONAL PARTNERS

         The General Partners, acting jointly, may admit to the Partnership additional Partners, from time to time, subject to the following:

                  (a) All the General Partners agree in writing to the admission of the new Partner;

                  (b) The additional Partner shall make a Capital
Contribution in such amount and on such terms as the Management Committee determines to be appropriate; and

                  (c) No additional Partner shall be admitted if the effect of such admission would be to terminate the Partnership within the meaning of Code Section 708(b).


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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                                    ARTICLE 8
                   LIMITATION UPON LIABILITY; INDEMNIFICATION

8.1      LIMITATION UPON LIABILITY OF LIMITED PARTNERS

         The liability of each Limited Partner shall be limited to its Capital Contributions as and when payable under the provisions of this Agreement, and as provided under the Act. No Limited Partner shall have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as and to the extent provided in the Act. No Limited Partner shall be obligated to make loans to the Partnership.

8.2      INDEMNIFICATION BY PARTNERSHIP

         The Partnership shall indemnify and hold harmless all Partners, Committee Members, officers, their Affiliates and authorized agents of the Partnership (an "indemnitee") against any liability, loss, damage, cost or expense (including attorneys' fees and costs) incurred by an indemnitee on behalf of the Partnership or in furtherance of the Partnership's interests; provided, however, that the Partnership shall not indemnify and hold harmless an indemnitee in any of the circumstances under which such indemnification is not allowed under the Act. Any indemnification required hereunder shall be made promptly as the liability, loss or expense is incurred or suffered, and the indemnification provided by this Section 8.2 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, as a matter of law or equity, or otherwise, and shall continue as to a Partner, Committee Member or officer who has ceased to serve in that capacity, and shall inure to the benefit of the heirs, successors, assigns and administrators of the indemnitees.

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

9.1      REPRESENTATIONS AND WARRANTIES

         Each Partner hereby represents and warrants to the other Partners as of the date hereof the following:

         9.1.1    ORGANIZATION AND EXISTENCE

                  Such Partner is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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         9.1.2    POWER AND AUTHORITY

                  Such Partner has the full power and authority to execute, deliver and perform this Agreement, and to own and lease its properties and to carry on its business as now conducted and as contemplated hereby.

         9.1.3    AUTHORIZATION AND ENFORCEABILITY

                  The execution and delivery of this Agreement by such Partner and the carrying out by such Partner of the transactions contemplated hereby have been duly authorized by all requisite corporate and limited liability company actions, and this Agreement has been duly executed and delivered by such Partner and constitutes the legal, valid and binding obligation of such Partner, enforceable against it in accordance with the terms hereof, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         9.1.4    NO GOVERNMENTAL CONSENTS

                  No authorization, consent or approval of, or notice to or filing with, any governmental authority is required for the execution, delivery and performance by such Partner of this Agreement.

         9.1.5    NO CONFLICT OR BREACH

                  None of the execution, delivery and performance by such Partner of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of such Partner or any order, writ, injunction, judgment or decree of any court of governmental authority against such Partner or by which it or any of its proprieties is bound, or any loan agreement, indenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which such Partner is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

         9.1.6    NO PROCEEDINGS

                  There are no suits or proceedings pending, or to the knowledge of such Partner, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting such Partner that could have a material adverse effect on the business or operations of such Partner, financial or otherwise, or on its ability to fulfill its obligations hereunder.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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
         9.1.7    NO ENDOTHELIN AGENTS

                  Except for EtRAs and the other compounds included in the Endothelin License Agreement with respect to TBC and to each Partner's knowledge and the knowledge of its Affiliates, such Partner and its Affiliates (a) [ * ]
(b) [ * ] and (c) are not selling any product that contains an Endothelin Agent or conducting any clinical trial of an Endothelin Agent. [ * ].

9.2      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF TBC

         TBC hereby represents and warrants to the Partners as of the date hereof, subject to the Endothelin License Agreement, that (a) it owns or controls the Background Technology (except technology that is not the subject of patents), (b) the Background Technology is free and clear of any liens, claims or encumbrances other than pursuant to the LG Chem License described in Section 3.4, (c) [ * ] (d) to its knowledge, there is no material and unauthorized use, infringement or misappropriation of any of its rights in the Background Technology, (e) it has provided to ICOS Corporation a complete and accurate copy of all third party agreements associated with the Background Technology, (f) set forth in Attachment A to the Endothelin License Agreement is a complete listing of patents, patent applications and invention disclosures that are owned by TBC relating to the Background Technology, (g) [ * ].

9.3      WARRANTY OF STATEMENTS

         No representation or warranty of any Partner, or any exhibit, document, statement, certificate or schedule pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make statements or facts contained therein not misleading. The representations and warranties of the Partners set forth in this Agreement and in any exhibit, document, statement, certificate or schedule furnished or to be furnished pursuant hereto shall be true on and as of the Effective Date as though such representations and warranties were made on and as of Effective Date.

9.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The respective representations and warranties of the Partners shall survive the Effective Date and continue in full force and effect for a period thereafter equal to five (5) years following the Effective Date.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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                                   ARTICLE 10
                                 INDEMNIFICATION

10.1     INDEMNIFICATION

         Each Partner (the "Indemnifying Partner") shall indemnify and hold the other Partners, the Partnership and their respective Affiliates, Committee Members, officers, employees and agents harmless from and against any and all claims, liabilities, losses, costs, damages and expenses, including costs of investigation, court costs and reasonable attorneys' fees, to which any of them may become subject arising from or in any manner connected with, directly or indirectly, any material misstatement, error or omission in any representation or warranty of the Indemnifying Partner contained in this Agreement (without effect on the Indemnifying Partner's liability under the various instruments and documents to be executed in connection herewith).

10.2     MECHANISM FOR INDEMNIFICATION

         The Partner seeking indemnification hereunder ("Indemnified Partner") shall give written notice to the Indemnifying Partner of its indemnification claims hereunder, specifying the amount and nature of the claim, and giving the Indemnifying Partner the right to contest any such claim represented by counsel of its choice; if any such claim is made hereunder by the Indemnified Partner and such claim arises from the claims of a third party against the Indemnified Partner and the Indemnifying Partner does not elect to undertake the defense thereof by written notice within fifteen (15) days after receipt of the original notice from the Indemnified Partner, the Indemnified Partner shall be entitled to indemnity pursuant to the terms of this Agreement to the extent of its payment in respect of such claim. To the extent that the Indemnifying Partner undertakes the defense of such claim in good faith by proceeding diligently at its expense, and without materially impairing the financial conditions or operations of the Indemnified Partner, the Indemnified Partner shall be entitled to indemnity hereunder only if, and to the extent that, such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction or is settled with the consent of the Indemnifying Partner. The Partner defending a third-party claim shall have the right to choose its own counsel.

                                   ARTICLE 11
                               DISPUTE RESOLUTION

11.1     DISPUTE

         Except as provided in Section 2.5.2, in the event a dispute arises between the Partners regarding the application or interpretation of any provision of this Agreement or if there is a deadlock among the Committee Members or the General Partners with respect to any management decision (a "Dispute" for purposes of this Article 11 only), then upon the written request of any Partner that includes a summary of the Dispute, [ * ].


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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11.2     MEDIATION

         Except as provided in Section 2.5.2, any Dispute that the Partners are unable to resolve through [ * ] shall be submitted to nonbinding mediation, which will be held in Houston, Texas, if initiated by either ICOS Partner and in Seattle, Washington, if initiated by either TBC Partner. The Partners will mutually determine the mediator from a list of mediators obtained from the American Arbitration Association office located in the city in which the proceeding will take place. If the Partners are unable to agree on the mediator, the mediator will be selected by the American Arbitration Association with a preference for selecting a retired federal judge or state supreme court judge as the mediator.

                                   ARTICLE 12
                        TRANSFERS OF MEMBERSHIP INTERESTS

12.1     OVERALL RESTRICTIONS

         The Partnership will be owned on the Effective Date by four (4) entities that have the compatibility and financial stability that are major elements contributing toward the prospect of the future success of the Partnership. Except in accordance with the terms of this Agreement, no Partner shall Transfer all or any part of its Partnership Interest, or any interest therein, unless the Partner (a) obtains the prior written consent of each General Partner, which consent may be withheld in the sole and absolute discretion of each General Partner, and (b) provides satisfactory evidence to the Partnership that such Transfer shall not violate applicable securities laws. Unless such prior requirements are met, the proposed Transfer may not take place, and any attempted Transfer in derogation hereof shall be deemed null and void. [ * ] If for any reason any clause or provision of this Section 12.1 should be held unenforceable, invalid or in violation of law by any court or tribunal, then the non-Transferring Partners shall have the right, exercisable in writing within ninety (90) days of the date of final determination of invalidity or unenforceability, to purchase the Partnership Interest purported to be Transferred, pursuant to the terms of Section 12.3.

12.2     ADDITIONAL RESTRICTIONS ON THE LIMITED PARTNERS

         12.2.1   EVENT INVOLVING ICOS-LP

                  Upon the occurrence of any of the following events with respect to ICOS-LP or its parent company: (a) any transfer of substantially all of its assets, (b) a liquidation or dissolution, or (c) any insolvency or bankruptcy proceeding, then TBC shall have the right, exercisable in writing within sixty (60) days after the later of (i) receipt of written notice of the occurrence of such event and (ii) the conclusion of the appraisal contemplated in Section 12.3, to purchase all Partnership Interests held by both ICOS Partners pursuant to the terms of Section 12.3 or to dissolve the Partnership pursuant to the terms of Article 13. ICOS-LP shall notify TBC in


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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writing of any occurrence described in clauses (a), (b) or (c) of this Section
12.2.1 at the earliest time practicable.

         12.2.2   EVENT INVOLVING TBC

                  Upon the occurrence of any of the following events with respect to TBC: (a) any transfer of substantially all of its assets, (b) a liquidation or dissolution, or (c) any insolvency or bankruptcy proceeding, then ICOS-LP shall have the right, exercisable in writing within sixty (60) days after the later of (i) receipt of written notice of the occurrence of such event and (ii) the conclusion of the appraisal contemplated in Section 12.3, to purchase all Partnership Interests held by both TBC Partners pursuant to the terms of Section 12.3 or to dissolve the Partnership pursuant to the terms of
Article 13. TBC shall notify ICOS-LP in writing of any occurrence described in clauses (a), (b) or (c) of this Section 12.2.2 at the earliest time practicable.

12.3     PURCHASE PRICE AND PAYMENT DATE

         The purchase price to be paid for either (a) the Partnership Interest of the transferring Partner described in Section 12.1 or (b) the Partnership Interests of the respective Partners described in Section 12.2, shall be computed as follows:

                  (a) Within sixty (60) days after the occurrence of an event described in Section 12.1 or 12.2, the Limited Partners shall jointly appoint an investment banking firm or failing this joint action, each Limited Partner shall designate an investment banking firm. Within thirty (30) days after their appointment, the two designated investment banking firms shall designate a third investment banking firm (the "Neutral Investment Banker"). The failure by any Limited Partner to appoint an investment banking firm within the time allowed shall be deemed equivalent to appointing the other Limited Partner's investment banking firm as the jointly appointed investment banking firm. Within sixty (60) days after the appointment of the jointly appointed investment banking firm or the Neutral Investment Banker, as the case may be, the jointly appointed investment banking firm or the Neutral Investment Banker, as the case may be, shall render its appraisal of the fair market value of the Partnership Interest(s) being purchased, which appraisal shall be binding and conclusive. The Partnership shall bear all appraisal expenses.

                  (b) The payment date of the purchase price pursuant to this Section 12.3 shall not be later than sixty (60) days after the sixty (60) day period set forth in Section 12.3(a).

12.4     CHANGE IN CONTROL

         12.4.1   ICOS-LP

                  In the event of a Change in Control of either of the ICOS Partners or their parent company, TBC shall be [ * ], except (a) all accrued obligations shall survive, (b) the provisions


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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of Sections 2.7, 3.2.3 and 5.3 and Articles 10 and 11 shall survive, (c) the
Endothelin License Agreement will not terminate, and (d) Article 6 of the Research and Development Service Agreement shall survive but shall not operate as to any future developments, inventions or discoveries.

         12.4.2   TBC

                  In the event of a Change in Control of either of the TBC Partners, ICOS-LP shall [ * ], except (a) all accrued obligations shall survive,
(b) the provisions of Sections 2.7, 3.2.3 and 5.3 and Articles 10 and 11 shall survive, (c) the Endothelin License Agreement will not terminate, and (d)
Article 6 of the Research and Development Service Agreement shall survive but shall not operate as to any future developments, inventions or discoveries.

         12.4.3   DEFINITION

                  A "Change in Control" occurs when (a) any Person becomes, after the date hereof, the beneficial owner, directly or indirectly, of more than [ * ] of the outstanding securities of a Partner or (b) any Partner is involved in a reorganization, merger or consolidation, except a "Change in Control" will not have occurred if, after the transaction, [ * ] or more of the outstanding voting securities of the entity acquiring the Partner's voting securities or resulting or surviving from the reorganization, merger or consolidation are owned by the Partner's shareholders in the same proportion as they owned the Partner's voting securities immediately prior to such transaction.

12.5     ADMISSION OF SUBSTITUTED PARTNERS

         Subject to the other provisions of this Section 12, a transferee of a Partnership Interest may be admitted to the Partnership as a substituted Partner only upon satisfaction of the following conditions:

                  (a) The Partners unanimously consent to such admission, which consent may be given or withheld in the sole discretion of each Partner;

                  (b) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Management Committee and General Partners may reasonably request as may be necessary or appropriate to confirm such transferee as a Partner and bind such transferee by the terms and conditions of this Agreement; and

                  (c) The transferee pays or reimburses the Partnership for all reasonable legal, filing and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Interest.


[*]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A
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12.6     SPECIFIC PERFORMANCE

         Each of the Partners acknowledges that the rights and obligations provided by this Section 12 are of unique value to it and that the payment of monetary damages could not adequately compensate the other Partner for any breach of the obligations set forth herein. Accordingly, the rights of the Partners set forth in this Section 12 shall be specifically enforceable in accordance with their terms.

                                   ARTICLE 13
                        SALE, DISSOLUTION AND LIQUIDATION

13.1     EVENTS OF DISSOLUTION

         The Partnership shall be dissolved only upon the following events:

         (a) The mutual written consent of the Limited Partners.

         (b) Upon the occurrence of any of the events set forth in Section
12.2 if the Partner that is not subject to the occurrence of the stated event shall not have exercised the purchase option provided in Section 12.2 and shall have requested, within sixty (60) days after such occurrence, that the Partnership be dissolved.

         (c) By either Limited Partner upon the bankruptcy, receivership or insolvency of the other Limited Partner or the Partnership, or upon the material breach of this Agreement by the other Limited Partner; provided, however, that such dissolution shall be with respect to federal and Delaware income tax purposes, but preserved in nominal form for Delaware state law purposes.

         (d) The occurrence of an Event of Withdrawal of a General Partner, unless the Limited Partners agree within thirty (30) days of such event not to dissolve the Partnership.

         In addition, the Partners recognize that the Partnership may be dissolved by order of a court of competent jurisdiction pursuant to Section 17-802 of the Act.

13.2     FINAL ACCOUNTING AND TAX RETURNS

         Upon the dissolution of the Partnership, a complete and accurate accounting shall be made by the Partnership's independent certified public accountants from the date of the last previous accounting to the date of dissolution, and all required tax returns shall be timely filed in connection therewith.


[*]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A
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13.3     LIQUIDATION

         Upon the dissolution of the Partnership, each General Partner shall appoint an individual to act as a liquidator to wind up the Partnership (and, if either General Partner fails to appoint such individual within sixty (60) days after the written request of the other General Partner, the individual that shall have been appointed by such other General Partner within such sixty (60) day period shall act as the liquidator) (the individuals so appointed shall be referred to collectively as the "Liquidator"). The Liquidator shall have full power and authority to take full account of the Partnership's assets and liabilities and to wind up and liquidate the affairs of the Partnership in an orderly and business-like manner as is consistent with obtaining the fair value thereof upon dissolution. The Partnership shall engage in no further business thereafter other than as necessary to operate on an interim basis, collect its receivables, pay its liabilities and liquidate its assets.

13.4     DISTRIBUTIONS IN LIQUIDATION

         (a) Upon dissolution of the Partnership and the liquidation of the assets of the Partnership pursuant to this Article 13, the Liquidator shall wind up the affairs of the Partnership and liquidate the Property as promptly as is consistent with obtaining fair value therefor and cause the remaining Property, including proceeds of sales or other dispositions in liquidation of Property, to be applied in accordance with the following priorities:

                  (i) First, to payment of the debts and obligations of the Partnership to its creditors (including to the Partners that are creditors), to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners and former Partners under Sections 17-601 or 17-604 of the Act;

                  (ii) Second, to the establishment of such reserves as required by Section 17-804(b) of the Act for the purposes as stated therein;

                  (iii) Third, to the Partners having positive Capital Accounts pro rata in accordance with their relative positive Capital Accounts (as determined after taking into account all Capital Account adjustments for the Partnership's Fiscal Year during which such liquidation occurs), until all such positive Capital Accounts are reduced to zero; and

                  (iv) Fifth, among the Partners in proportion to their respective Partnership Interests.

The reserves established pursuant to clause (ii) of this Section 13.4(a) shall be paid over by the Liquidator to a bank or other financial institution to be held in escrow for the purpose of paying unliquidated, contingent or unforeseen liabilities or obligations, and, at the expiration of such


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period as the Liquidator deems advisable, and in compliance with the requirements of the Act, such reserves shall be distributed to the Partners or their assigns in the priority set forth in clauses (iii) and (iv) of this
Section 13.4(a). Distributions to the Partners pursuant to this Section 13.4(a) shall be made within the time period prescribed by Regulations Section 1.704-1(b)(2)(ii)(b).

         (b) In the event the Liquidator determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the Liquidator, in order to avoid such loss, may either (i) defer liquidation of any assets of the Partnership for a reasonable time, except those assets necessary to satisfy Partnership debts and obligations, or (ii) distribute the assets in kind to the Partners. If any assets of the Partnership are to be distributed in kind, such assets shall be valued and shall be deemed sold at their fair market value and any gain or loss deemed realized shall be allocated to the Capital Accounts of the Partners for purposes of applying this Section
13.4 as if such gain or loss had actually been fully realized. Any assets that are to be so distributed shall be distributed on the basis of the fair market value thereof and any Partner entitled to an interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an appraiser to be selected by the Liquidator or by agreement of all the Partners. In the event of such distribution in kind, the distributee Partner shall not thereafter sell or otherwise Transfer or dispose of any interest in any assets so distributed which it holds as a tenant-in-common without first offering such interest in writing to the other tenant-in-common upon the same terms and conditions and for the same price as such proposed sale or Transfer. The other tenant-in-common shall have thirty (30) days after the receipt of such offer within which to accept the same and shall have the right to acquire such interest. If the other tenant-in-common shall fail to accept such offer within such period of time, such distributee Partner shall be free to sell the interest in such assets upon the terms and conditions described in the offer disclosed to the other tenants-in-common free of any further rights of first refusal.

13.5     DEFICIT CAPITAL ACCOUNTS

         (C)Except as may otherwise be required by law, notwithstanding anything to the contrary contained in this Agreement, to the extent that any Partner has a deficit Capital Account balance upon dissolution of the Partnership, that balance shall not be an asset of the Partnership and that Partner shall not be obligated to contribute any amount to the Partnership to bring the balance of that Partner's Capital Account to zero.

13.6     TERMINATION OF PARTNERSHIP AND AGREEMENT

         Upon the completion of the distributions in liquidation of the Partnership as provided in this Article 13, (a) the Liquidator shall take all actions as may be appropriate to finally dissolve and liquidate the Partnership and (b) this Agreement shall terminate.


[*]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A
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                                   ARTICLE 14
                             ACCOUNTING AND REPORTS

14.1     BOOKS AND RECORDS

         (a) Procedures. The Management Committee shall implement standard procedures with respect to accounting, financial reporting and management information, including, without limitation, statements reflecting Partnership distributions, earnings, Profits and Losses, residual value of Partnership Property and taxable income.

         (b) Records. At all times during the term of the Partnership, the Management Committee shall keep or cause to be kept full and accurate books, records and accounts, which shall, in reasonable detail, accurately and fairly reflect each transaction of the Partnership; provided, however, that at a minimum the Management Committee shall, on behalf of the Partnership, maintain such records as listed in Section 17-305(a) of the Act. Each Partner and its representatives shall have access to such books, records and documents during reasonable business hours and may inspect and make copies of any of them. The Management Committee may delegate to a third party or General Partner the duty to maintain and oversee the preparation of such records and books of account. The Management Committee shall maintain all such books and records for the six
(6) most recent Fiscal Years or until such year is closed for tax audit purposes.

         (c) Audit of Partnership's Statements. The Partnership will engage and pay for an external accounting firm to audit its financial statements at least annually. Since it is anticipated that one General Partner, as chosen by the Management Committee (the "Accounting Services Provider"), will provide accounting services to the Partnership, the Management Committee is advised that, whenever practicable, it should appoint the primary external accounting firm which provides services to the Accounting Services Provider. The General Partner which is not the Accounting Services Provider shall have the right, during regular business hours and upon reasonable advance notice, to review the audited financial statements and the related work papers and findings of the external accounting firm supporting the financial statements or request another external accounting firm to perform such examination, the cost of which shall be borne by the party requesting the examination.

         (d) Examination of Partner Transactions. Each Partner shall keep comprehensive books and records relating to (i) such Partner's reimbursements under this Agreement and (ii) any compensation or reimbursements under any agreement with the Partnership, on a full accrual basis of accounting in accordance with generally accepted accounting principles for the three (3) most recent Fiscal Years. Either Partner, upon reasonable advance notice to the other Partner, may examine or engage an external accounting firm to examine the accuracy of revenues, billings and supporting documentation of the other Partner for services or payments to or from the Partnership during the prior three (3) Fiscal Years, including under the Research and


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Development Service Agreement and any other agreements involving the Partnership and the other Partner. The Partner requesting the review shall, for purposes of such review, utilize the other Partner's regular outside certified public accounting firm. The cost of such examination shall be borne by the Partner requesting the examination; however, in the event such examination reveals information that deviates by [ * ] or more from the information previously provided to the Partner requesting the examination, the cost of the examination shall be borne by the other Partner.

14.2     ACCOUNTING METHOD

         The books and records of the Partnership shall be kept in accordance with generally accepted accounting principles and methods applied on a consistent basis from year to year.

14.3     FISCAL YEAR

         The Partnership shall use the calendar year as its fiscal year for all financial reporting and tax purposes (the "Fiscal Year").

14.4     REPORTS; TAX RETURNS

         Copies of all accounts, reports and other writings pertaining to the business of the Partnership furnished by a Partner, the Partnership or the Partnership's accountants to any Partner or regulatory agency shall contemporaneously be delivered to all Partners.

         On a periodic basis, the Partnership shall submit to the Partners the following financial information:

                  (a) [ * ]

                  (b) [ * ]

                  (c) [ * ]

         Calendars and subsequent revisions thereto, if any, referred to above will be provided to the Partnership within ten (10) days of their publication and distributions within ICOS-GP.

         Prior to March 15 of each year, the Management Committee shall provide to the Partners regular annual audited financial statements prepared by independent, nationally recognized certified public accountants as chosen under
Section 14.1(c), which shall include a statement of profits and losses, changes in financial position and a balance sheet for the year then ended, as well as such other appropriate financial information reasonably requested by the Management Committee or Partners.


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         The Management Committee shall cause to be prepared and filed, on the
Partnership's behalf and at the Partnership's expense, all federal, state and other tax returns required to be filed, and shall submit the same to the Partners for review and approval not less than thirty (30) days prior to the respective due dates for such returns (including any extensions thereof), but, with respect to the Partnership's United States federal income tax information return, in no event later than May 15 of each year. Apportionment data for state returns will be provided by June 1 of each year.

14.5     REQUIRED GOVERNMENTAL FILINGS

         The Management Committee shall cause the Partnership to file, on or before the dates the same may be due, giving effect to extensions obtained, all reports, returns and applications that may be required by any governmental or quasi-governmental body having jurisdiction.

                                   ARTICLE 15
                               GENERAL PROVISIONS

15.1     NOTICES

         Any notice, request, instruction or other document to be given hereunder by a Partner to another Partner hereto shall be in writing, delivered in person, or mailed by certified or registered mail, return receipt requested, or transmitted by facsimile transmission with electronic confirmation of receipt to the addressee's address or facsimile number set forth below (or such other address or facsimile number as the party changing its address specifies in a notice to the other parties):

         If to ICOS-LP or ICOS-GP:

                  ICOS Corporation
                  22021 - 20th Avenue S.E.
                  Bothell, WA 98021
                  Attention:   President
                  Phone:       (425) 485-1900
                  Facsimile:   (425) 485-1911

         with a copy to:

                  Perkins Coie LLP
                  1201 Third Avenue, Suite 4800
                  Seattle, WA 98101-3099
                  Attention:   James R. Lisbakken, Esq.
                  Phone:       (206) 583-8888
                  Facsimile:   (206) 583-8500


[*]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A
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         If to TBC or TBC-GP:

                  Texas Biotechnology Corporation
                  7000 Fannin, 20th Floor
                  Houston, TX 77030
                  Attention:   President
                  Phone:       (713) 796-8822
                  Facsimile:   (713) 796-8232

         with a copy to:

                  Porter & Hedges, L.L.P.
                  700 Louisiana, 35th Floor
                  Houston, TX 77002-2764
                  Attention:   Robert G. Reedy, Esq.
                  Phone:       (713) 226-0674
                  Facsimile:   (713) 226-0274


Notices shall be deemed to have been given on the date of service, if served personally on the party to whom notice is to be given, or on the first day after transmission by facsimile transmission, if transmitted by facsimile as set forth above, or on the fifth day after mailing, if mailed as set forth above.

15.2     WAIVER

         No waiver of any breach of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Partner against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

15.3     SEVERABILITY

         If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.4     WAIVER OF PARTITION

         No Partner, either directly or indirectly, shall take any action to require partition of the Partnership or any of its assets or properties. Notwithstanding any provisions of applicable law to the contrary, each Partner (and its successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Partnership Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.


[*]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A
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15.5     FURTHER ASSURANCES

         Each Partner shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give further assurances as shall be necessary to perform its obligations hereunder and shall execute such estoppel and other documents as are reasonably requested by any other Partner regarding the status of the Partnership.

15.6     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other jurisdiction.

15.7     COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

15.8     LIMITATION ON RIGHTS OF OTHERS

         This Agreement is entered into between the Partners for the exclusive benefit of the Partnership, its Partners, and their successors and permitted assigns. This Agreement is not intended for the benefit of any creditor of the Partnership or any other Person. Except to the extent provided by applicable statute, and then only to that extent, no creditor or third party shall have any rights under this Agreement or under any other agreement between the Partnership and any Partner with respect to any contribution to the Partnership or otherwise.

15.9     SUCCESSORS AND ASSIGNS

         This Agreement shall be binding on and inure to the benefit of the Partners and their respective successors and permitted assigns.

15.10    ENTIRE AGREEMENT; AMENDMENT

         This Agreement constitutes the entire agreement between the Partners with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Partners (and their Affiliates) with respect to the subject matter hereof, including the two Confidential Disclosure Agreements (CDAs) dated [ * ] and [ * ] between ICOS Corporation and TBC regarding confidential information (which is superseded and replaced by Section 2.7). This Agreement may be amended only in writing signed by all the Partners.


[*]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A
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15.11    EXPENSES

         Except as otherwise provided herein or agreed to in writing by the Partners or their Affiliates, each Partner shall bear its own costs and expenses, including legal fees, associated with carrying on its business as a Partner hereof.

15.12    CONSTRUCTION

         This Agreement has been submitted to the scrutiny of, and has been negotiated by, all Partners hereto and their counsel, and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

15.13    DISCLAIMER OF AGENCY

         This Agreement does not create any entity or relationship beyond the scope set forth herein, and except as otherwise expressly provided herein, this Agreement shall not constitute any Partner the legal representative or agent of the other, nor shall any Partner or any Affiliate of a Partner have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Partner, its Affiliates, the Partnership or its Affiliates.

15.14    RIGHTS AND REMEDIES

         The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights, other than the right of partition, the Partners may have by law, statute, ordinance or otherwise.

15.15    ATTORNEYS' FEES

         In the event of a dispute between the Committee Member and Partners, or the Partners, arising out of this Agreement that is arbitrated or litigated and except as decided by the arbitrators under Section 2.5, the nonprevailing party shall pay the reasonable costs and attorneys' fees of the prevailing party, including the reasonable costs and attorneys' fees incurred in the appeal of any final or interlocutory judgment.


                         [signatures on following page]


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         IN WITNESS WHEREOF, the Partners hereto have executed this Agreement as of the day and year first above written.

                                            GENERAL PARTNERS:

                                            ICOS-ET-GP LLC

                                            By: /s/ Paul Clark
                                            Name: Paul Clark
                                            Title: Chairman & CEO


                                            TBC-ET, INC.

                                            By: /s/ David B. McWilliams
                                            Name: David B. McWilliams
                                            Title: President



                                            LIMITED PARTNERS:

                                            ICOS-ET-LP LLC

                                            By: /s/ Paul Clark
                                            Name: Paul Clark
                                            Title: Chairman & CEO


                                            TEXAS BIOTECHNOLOGY CORPORATION

                                            By: /s/ David B. McWilliams
                                            Name: David B. McWilliams
                                            Title: President/CEO


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                                    EXHIBIT A
                          ENDOTHELIN LICENSE AGREEMENT






















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     REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT B
                   RESEARCH AND DEVELOPMENT SERVICE AGREEMENT




















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     REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT C
                                  PRESS RELEASE




















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     REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT D



         [ * ]



























[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.